 Exhibit 99.1

Terra Property Trust, Inc. Announces Final Results of

Registered Exchange Offers and Consent Solicitation

NEW YORK, March 27, 2026 (GLOBE NEWSWIRE) — Terra Property Trust, Inc. (the “Company”) announced today the results of its previously announced exchange offers and consent solicitation (the “Exchange Offers”). The Company offered to exchange all validly tendered (i) unsecured 6.00% Senior Notes due June 30, 2026, issued by the Company (the “TPT Notes”) and (ii) unsecured 7.00% Senior Notes due March 31, 2026, issued by Terra Income Fund 6, LLC (“TIF6”), the Company’s wholly owned subsidiary (the “TIF6 Notes” and, together with the TPT Notes, the “Existing Notes”), for new secured 7.00% Senior Notes due March 31, 2029 to be issued by the Company (the “Exchange Notes”), and solicited consents to amend the indenture governing the TPT Notes to, among other things, eliminate substantially all of the restrictive covenants in such indenture, certain events of default provisions and certain reporting obligations under the indenture governing the TPT Notes. A registration statement on Form S-4 (File No. 333-293479) (as amended from time to time, the “Registration Statement”) relating to the issuance of the Exchange Notes was filed with the Securities and Exchange Commission (the “SEC”) on February 13, 2026, amended on March 12, 2026 and March 19, 2026, and was declared effective by the SEC on March 26, 2026.

As of 5:00 p.m. New York City time, on March 26, 2026 (the “Expiration Date”), the aggregate principal amounts listed on the table below of each series of Existing Notes had been validly tendered and not validly withdrawn in connection with the Exchange Offers.

Series of Existing Notes	Tenders as of the Expiration Date	Percentage of Total Outstanding Principal Amount of Such Series of Existing Notes
Terra Property Trust, Inc.’s 6.00% Senior Notes due June 30, 2026	$24,027,025	29.89%

Terra Income Fund 6, LLC’s 7.00% Senior Notes due March 31, 2026	$1,550,975	4.04%

In addition, as of the Expiration Date, the Company did not receive valid consents from holders of the requisite majority of the outstanding aggregate principal amount of the TPT Notes. Accordingly, the proposed amendments will not become effective, and the indenture governing the TPT Notes will remain in effect without modification. The consummation of the Exchange Offers is subject to, and conditioned upon, the satisfaction or waiver of the conditions set forth in the Company’s prospectus which forms a part of the Registration Statement, that contains a more comprehensive description of the terms and conditions of the Exchange Offers.

Ladenburg Thalmann & Co. Inc. served as the dealer manager and solicitation agent for the Exchange Offers. D.F. King & Co., Inc. served as the exchange agent and information agent for the Exchange Offers.

This press release shall not constitute an offer to sell, or a solicitation of an offer to buy, any of the securities described herein and is also not a solicitation of the related consents. The Exchange Offers may be made only pursuant to the terms and conditions of the Prospectus and the other related materials.

About Terra Property Trust, Inc.

Terra Property Trust, Inc. is an externally managed real estate investment trust that originates, invests in, and manages loans and assets secured by commercial real estate across the United States and makes strategic real estate equity and non-real estate-related investments that align with its investment objectives and criteria. The Company’s objective is to continue to provide attractive risk-adjusted returns to its stockholders, primarily by earning high current income that allows for regular distributions and, in certain instances, benefiting from potential capital appreciation. The Company has elected to be taxed as a real estate investment trust for U.S. federal income tax purposes commencing with its taxable year ended December 31, 2016. The Company is externally advised by Terra REIT Advisors, LLC.

Forward-Looking Statements

This press release contains certain forward-looking statements with respect to the Company and TIF6. Forward-looking statements are statements that are not descriptions of historical facts and include statements regarding management’s intentions, beliefs, expectations, plans or predictions of the future, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Because such statements include risks, uncertainties and contingencies, actual results may differ materially and in adverse ways from those expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, without limitation, the following: the Company’s and TIF6’s expected financial performance, operating results and the Company’s and TIF6’s ability to make distributions to its stockholders in the future; the Company’s and TIF6’s expectations concerning its liquidity and capital resources, including the Company’s and TIF6’s ability to meet its obligations as they become due, including the Company’s and TIF6’s ability to address upcoming maturities of its indebtedness, including the Existing Notes, through cash on hand, the Exchange Offers, any concurrent or future financing transactions, including the terms and conditions (including collateral) of any future financings, cash flow from operations or other sources of liquidity; changes in our investment objectives and business strategy; risks related to diverting the attention of the Company’s management from ongoing business operations; the ability of the Exchange Notes to be approved for listing on the New York Stock Exchange; the uncertainty of expected future financial performance and results of the Company; general adverse economic and real estate conditions; volatility in the Company’s and TIF6’s industry, interest rates and spreads, the debt or equity markets, the general economy or the real estate market specifically, whether the results of market events or otherwise; legislative and regulatory changes, including changes to laws governing the taxation of REITs; changes in interest rates and the market value of the Company’s and TIF6’s assets; competition in the real estate industry; changes in accounting principles generally accepted in the U.S.; policies and guidelines applicable to REITs; the availability of financing on acceptable terms or at all; pandemics and other health concerns and the measures intended to prevent their spread; and the potential material adverse effect these matters may have on the Company’s and TIF6’s business, results of operations, cash flows and financial condition. Additional information concerning the Company and TIF6 and their business, including additional factors that could materially and adversely affect the Company’s and TIF6’s financial results, include, without limitation, the risks described under Part I, Item 1A - Risk Factors, in the Company’s 2025 Annual Report on Form 10-K and in the Company’s and TIF6’s other filings with the SEC.

Contact

Investor Relations

ir@mavikcapital.com